Exhibit 99.2

QuantumScape Reports Fourth Quarter 2024 Business and Financial Results

SAN JOSE, Calif. – February 12, 2025 – QuantumScape Corporation (NYSE: QS), a leader in developing next-generation solid-state lithium-metal batteries, today announced its business and financial results for the fourth quarter of 2024, which ended December 31.

The company posted a letter to shareholders on its Investor Relations website, ir.quantumscape.com, that details fourth-quarter financial results and provides a business update.

QuantumScape will host a live webcast today at 2 p.m. Pacific Time (5 p.m. Eastern Time), accessible via its IR Events page. Siva Sivaram, chief executive officer, and Kevin Hettrich, chief financial officer, will participate on the call.

An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to revolutionize energy storage to enable a sustainable future. The company’s next-generation batteries are designed to enable greater energy density, faster charging and enhanced safety to support the transition away from legacy energy sources toward a lower carbon future. For more information, visit www.quantumscape.com.

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com